Exhibit 1

AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G/A (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

                    IN WITNESS WHEREOF, the undersigned have executed this Agreement.

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.
By:	Camden Partners Strategic II, LLC, its general partner
/s/ Donald W. Hughes
Name: Donald W. Hughes Title: Managing Member
CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.
By:	Camden Partners Strategic II, LLC, its general partner
/s/ Donald W. Hughes
Name: Donald W. Hughes Title: Managing Member

CAMDEN PARTNERS STRATEGIC II, LLC
/s/ Donald W. Hughes
Name: Donald W. Hughes Title: Managing Member
DAVID L. WARNOCK
/s/ Donald W. Hughes, as Attorney-in-Fact
Name: David L. Warnock
DONALD W. HUGHES
/s/ Donald W. Hughes
Name: Donald W. Hughes
RICHARD M. JOHNSTON
/s/ Donald W. Hughes, as Attorney-in-Fact
Name: Richard M. Johnston
RICHARD M. BERKELEY
/s/ Donald W. Hughes, as Attorney-in-Fact
Name: Richard M. Berkeley